EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned parties hereby agree that this Statement on Schedule 13G filed herewith, and any amendments thereto filed hereafter by any of the undersigned parties, relating to the Class A ordinary shares, no par value, of Riskified Ltd., is being (and will be, in the case of amendments hereto) filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, on behalf of each such person.

PITANGO GROWTH FUND I, L.P.

By: Pitango G.E. Fund I, L.P., its general partner
By: Pitango VGP 2016 Ltd., its general partner

By:	/s/ Zeev Binman
Name: Zeev Binman
Title: Managing Director

By:	/s/ Aaron Mankovski
Name: Aaron Mankovski
Title: Managing Director

Date: February 14, 2022

PITANGO GROWTH PRINCIPALS FUND I, L.P.

By: Pitango G.E. Fund I, L.P., its general partner
By: Pitango VGP 2016 Ltd., its general partner

By:	/s/ Zeev Binman
Name: Zeev Binman
Title: Managing Director

By:	/s/ Aaron Mankovski
Name: Aaron Mankovski
Title: Managing Director

Date: February 14, 2022

PITANGO G.E. FUND I, L.P.

By: Pitango VGP 2016 Ltd., its general partner

By:	/s/ Zeev Binman
Name: Zeev Binman
Title: Managing Director

By:	/s/ Aaron Mankovski
Name: Aaron Mankovski
Title: Managing Director

Date: February 14, 2022